OPTION AGREEMENT


         OPTION AGREEMENT (this "Agreement"), dated as of September 20, 1996, by and between Jupiter Radio Partners, a Florida partnership ("Seller"), and American Radio Systems Corporation, a Delaware corporation ("Buyer").

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                        ARTICLE 1. ASSET PURCHASE OPTION

         Section 1.1 Option. Seller hereby grants to Buyer an exclusive and irrevocable option (the "Option") to purchase for the Purchase Price (as defined in Section 1.03 below) all of the tangible and intangible assets (the "Assets") owned by Seller or used by Seller in connection with the business of Station WTPX(FM), Jupiter, Florida (the "Station"), except for (i) Seller's cash or cash equivalents on hand or on deposit and (ii) Seller's accounts receivable. Notwithstanding anything to the contrary contained herein, no rights in the Assets shall transfer until (a) the Station has begun to operate pursuant to Program Test Authority under the rules of the Federal Communications Commission ("FCC"), (b) Buyer and Seller shall have entered into a definitive Asset Purchase Agreement for the purchase of the Assets for the Purchase Price (the "Purchase Agreement") and (c) the FCC has approved the assignment to Buyer of Seller's construction permit and/or licenses relating to the Station.

         Section 1.2 Option Period. The Option shall remain effective from the date Buyer has received notification from Seller that the Station is operating pursuant to Program Test Authority through and including the 90th day after such date (the "Option Period").

         Section 1.3 Option Exercise Notice. Buyer may notify Seller pursuant to
Section 7.02 hereof of its exercise of the Option (the "Notice") at any time during the Option Period. Within 10 business days of Seller's deemed receipt of the Notice pursuant to Section 7.02 hereof, Buyer and Seller shall execute the Purchase Agreement. The Purchase Agreement shall provide that (i) Seller shall sell, transfer, assign and deliver to Buyer the Assets free and clear of any claims, liabilities, mortgages, liens, pledges, conditions, charges or encumbrances of any nature whatsoever, except as to any obligation or liability of Seller that Buyer agrees to assume pursuant to the Purchase Agreement, (ii) the purchase price for the Assets (the "Purchase Price") shall be payable at the closing of the transactions contemplated by the Purchase Agreement and shall be as specified on Schedule 1.03 hereto, (iii) shall include the terms set forth on
Schedule 1.03 hereto and (iv) shall contain such other representations,


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warranties and covenants and such other terms and conditions as are customary in similar transactions.

         Section 1.4 Escrow Account; Distribution of Escrow Fund. Concurrently with the execution of this Agreement, Buyer is placing in an escrow account the sum of One Million Dollars ($1,000,000), pursuant to an Escrow Agreement of even date herewith among the parties hereto and Blackburn & Company, as escrow agent (the "Escrow Agreement"). The proceeds of the Escrow Account shall be distributed as follows:

                  (a) subject to Section 1.04(b) hereof, if Buyer fails to give the Notice within the Option Period, or, having given the Notice, fails to enter into the Purchase Agreement within the time provided herein, Seller shall be entitled to the Escrow Fund (as defined in the Escrow Agreement) upon request therefor pursuant to Section 3 of the Escrow Agreement; and

                  (b) if Buyer does not exercise the Option or, having given the Notice, fails to enter into the Purchase Agreement within the time provided herein, due to the failure of any or all of the conditions set forth in Section 5.01 of this Agreement, Buyer shall be entitled to the Escrow Fund upon request therefor pursuant to Section 3 of the Escrow Agreement.

Buyer shall not object to a Demand (as defined in the Escrow Agreement) made by Seller and Seller shall not object to a Demand made by Buyer if the Claimant (as defined in the Escrow Agreement) is entitled to the Escrow Fund pursuant to this
Section 1.04.

         Section 1.5 Conduct of Business. From the date hereof until the earlier of the execution of the Purchase Agreement or the expiration of the Option Period, Seller shall conduct its business in the ordinary course and the warranties, representations and covenants of Seller contained herein shall continue to be applicable until such date.

         Section 1.6 Breach. In the event Seller breaches any of its warranties, representations or covenants hereunder in any material respect, Buyer shall be entitled to obtain specific performance of the terms of this Agreement, in addition to any other remedies which may be available, including money damages. In the event of any action to enforce this Agreement, Seller hereby waives the defense that there is an adequate remedy at law.


               ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF SELLER

         Section 2.1  Representations and Warranties of Seller.
Seller represents and warrants to Buyer that:



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                                       -3-

                  (a) Seller is a partnership duly organized, validly existing and in good standing under the laws of the State of Florida. Seller has the partnership power and authority to conduct all of the activities conducted by it and to own or lease all of the assets owned or leased by it and is duly licensed or qualified to do business and is in good standing as a foreign partnership in all jurisdictions in which the nature of the activities conducted by it and/or the character of the assets owned and leased by it makes such qualification or license necessary. Seller does not own any shares of stock or any other securities of any corporation nor has any interest in any firm, partnership, association or other entity. A complete and correct copy of the Certificate of Partnership and the Partnership Agreement of Seller, each as amended to the date hereof, was heretofore delivered to Buyer. Except as set forth on Schedule 2.01(a) hereto, Seller does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell partnership interests or any such warrants, convertible securities or obligations. The Assets are owned by or licensed or otherwise issued to Seller, and Buyer will acquire, pursuant to and subject to the provisions of the Purchase Agreement, good and valid title to the Assets, free and clear of all mortgages, pledges, liens, security interests, conditional sale agreements, charges, encumbrances, claims and restrictions of every kind and nature whatsoever.

                  (b) Seller has the partnership power, authority and legal capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to take all other actions required to be taken by it pursuant to the provisions hereof. This Agreement is a legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms.

                  (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by Seller will (with or without the giving of notice thereof, the lapse of time or both): (i) conflict with any provision of Seller's Certificate of Partnership or Partnership Agreement; (ii) conflict with, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, decree, rule, regulation or ruling of any court or governmental instrumentality which is applicable to Seller; (iii) conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, license or permit to which Seller is a party or by which it may be bound; or (iv) create any claim, liability, mortgage, lien, pledge, condition, charge or encumbrance of any nature whatsoever upon the Assets.


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                                       -4-


                  (d) Seller has filed or caused to be filed, within the times and in the manner prescribed by law, all federal, state, local and foreign tax returns and tax reports which are required to be filed by, or with respect to Seller. Such returns and reports reflect accurately all liability for taxes of any nature whatsoever of Seller for the periods covered thereby. All taxes of any nature whatsoever, together with any related penalties and interest (all of the foregoing being referred to herein as "Taxes") that are shown on such Tax returns as due and required to be paid on or before the date hereof have been fully paid and all Taxes not yet due are adequately disclosed and fully provided for in the books and records and the financial statements of Seller. There are no claims or assessments pending against Seller for any alleged deficiency in the payment of any Taxes, and there are no agreements in effect with respect to Seller to extend the period of limitations for the assessment, payment or collection of any Taxes.

                  (e) Seller has provided to Buyer complete and correct copies of all leases, agreements, contracts and other commitments of Seller whether written or oral. All such agreements are in full force and effect and neither Seller nor, to Seller's "Knowledge" (as hereinafter defined), any other signatory is in material breach thereof. No consent of any signatory to any agreement other than Seller is required for the consummation of the transactions contemplated by this Agreement. For purposes of this Agreement, a party hereto will be deemed to have "Knowledge" of a particular matter or fact if an individual serving, directly or indirectly, as an officer, a director, a partner or in a similar capacity of such party is actually aware or reasonably should be aware of such fact or other matter, but does not imply that any independent investigation was conducted by such individual or party.

                  (f) Seller has good title to all of the Assets free and clear of all mortgages, pledges, liens, security interests, conditional sale agreements, charges, encumbrances, claims and restrictions of every kind and nature, except liens for Taxes not yet due and payable. Seller has provided to Buyer an inventory of all physical assets of Seller. Such physical assets are in good condition, reasonable wear and tear due to proper use excepted.

                  (g) Except as specified on Schedule 2.01(g) hereto, there is no action, suit, proceeding or investigation pending or threatened against or affecting Seller or any of its Assets Seller is not in default under or with respect to any judgment, order, writ, injunction or decree of any court or any federal, state, municipal, or other governmental authority, department, commission, board, agency or other instrumentality. Seller is not involved in any labor


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                                       -5-

         dispute or disturbance. Seller has complied in all material respects with all laws, regulations and orders applicable to it or its business.

                  (h) Neither this Agreement nor any statement, list or certificate furnished to Seller pursuant hereto or in connection with this Agreement or any of the transactions hereby contemplated contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances in which they are made, not misleading.

                  (i) Seller has no knowledge of any facts which would, under present law (including, but not limited to, the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC) disqualify Seller as a licensee or permittee of the licenses, permits and other authorizations issued by the FCC relating to the Station, or as owner and/or operator of the Station or the Assets or constitute a material violation of said rules, regulations and policies.


               ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller that:

                  (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of Florida.

                  (b) The Board of Directors of Buyer has authorized the execution and delivery of this Agreement and the transactions contemplated hereby. Buyer has the corporate power, authority and legal capacity to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. This Agreement is a legal, valid, and binding obligation of Buyer, enforceable against it in accordance with its terms.

                  (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by Buyer will (with or without the giving of notice thereof, the lapse of time or
         both)   constitute   any   violation  or  breach  of  the  Articles  of
         Incorporation or by-laws of Buyer or any material provision of any material contract or instrument to which Buyer is a party or by which Buyer is bound, or any order, writ, injunction, decree, statute, regulation.

                  (d) Buyer has no knowledge of any facts which would, under present law (including, but not limited to, the


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                                       -6-

         Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC) disqualify Buyer as an assignee of the licenses, permits and other authorizations issued by the FCC relating to the Station, or as owner and/or operator of the Station or the Assets or constitute a material violation of said rules, regulations and policies.

         Other than as provided for in this Agreement, Buyer makes no warranties or representations hereunder, express or implied.


                              ARTICLE 4. COVENANTS

         Section 4.1 Negative Covenants of Seller. From the date hereof until the earlier of the execution of the Purchase Agreement or the expiration of the Option Period, Seller covenants and agrees that it will not, without Buyer's prior written consent:

                  (a) directly or indirectly, through representatives or any other person or otherwise, solicit or entertain offers from, negotiate with, or in any manner encourage, discuss, consider or accept any proposal from any other person or entity relating to the acquisition of any of Seller's partnership interests or the acquisition of Seller or the Assets, in whole or in part, whether through direct purchase, merger, consolidation or other business combination;

                  (b) dispose of any of the Assets, except in the ordinary course of business;

                  (c) admit any additional partners or issue any options, warrants, rights or convertible securities or equity equivalents;

                  (d) pay any dividends, redeem any securities or otherwise cause any of the Assets to be distributed to its partners;

                  (e) make loans to any partners;

                  (f) borrow any money under any existing credit agreement or otherwise (other than from Buyer pursuant to the Construction Loan Agreement referred to in Section 4.04 hereof), or suffer to exist any lien on any Asset;

                  (g) amend or propose to amend its Partnership Agreement;

                  (h) increase compensation of any of Seller's employees which Buyer would employ if Buyer were to acquire the Assets;



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                                       -7-

                  (i) cancel insurance policies covering the Assets or the Station;

                  (j) except as specified in Section 4.04 hereof, enter into any agreement except in the ordinary course of business and upon reasonable terms; or

                  (k) do anything to jeopardize its status as a permittee of the FCC, including, but not limited to, allowing the construction permit (BPH-8909140E) (as modified from time to time) for the Station to expire.

         Section 4.2 Affirmative Covenants of Seller. From the date hereof until the earlier of the execution of the Purchase Agreement and the expiration of the Option Period, Seller covenants and agrees, unless Buyer agrees in writing to the contrary:

                  (a) to maintain the Station's business in the ordinary course;

                  (b) to timely pay all of Seller's obligations and perform all duties, whether contractual, by statute or regulation or otherwise;

                  (c) to maintain Seller's books and records in a prudent manner at a standard appropriate to Seller's business and industry;

                  (d) subject to the resolution of Item 1 of the FCC matters specified in Schedule 2.01(g), to construct promptly the Station in accordance with the terms of its construction permit;

                  (e) to comply in all material respects with (i) the rules, regulations and policies of the FCC including, but not limited to, timely filing all reports, applications and fees with the FCC, and (ii) all other laws, rules and regulations which Seller, the Station and the Assets are subject;

                  (f) to use its best efforts to obtain FCC consent to the grant of a Class C2 channel to Hobe Sound, Florida or to Jupiter, Florida through a rulemaking petition or application proceeding, whichever occurs first, which authorizes the Station's operation thereon (the "Upgrade"); and

                  (g) to allow Buyer and its authorized representatives reasonable access at mutually agreeable times at Buyer's expense during normal business hours to the Assets and to all other properties, equipment, books, records, contracts and documents relating to the Station for the purpose of audit and inspection, and furnish or cause to be furnished to Buyer or its authorized representatives all information


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                                       -8-

         with respect to the affairs and business of the Station as Buyer may reasonably request, it being understood that the rights of Buyer hereunder shall not be exercised in such a manner as to interfere with the operations of the business of Seller. Neither the furnishing of such information to Buyer or its representatives nor any investigation made heretofore or hereafter by Buyer shall affect Buyer's rights to rely on any representation or warranty made by Seller in this Agreement, each of which shall survive any furnishing or information or any investigation.

         Section 4.3 Covenant of Buyer. From the date hereof until the earlier of the execution of the Purchase Agreement or the expiration of the Option Period, Buyer covenants and agrees that it will not, without Seller's prior written consent, take any action to impede the Upgrade.

         Section 4.4 Joint Covenants. (a) Each of the parties hereto covenants and agrees from the date hereof until the earlier of the execution of the Purchase Agreement and the expiration of the Option Period to notify each other of (i) any proceeding pending or threatened against the party sending the notice which challenges or seeks to restrain or enjoin the consummation of any of the transactions contemplated hereunder or under the Purchase Agreement, (ii) any event which has had or is reasonably likely to have a material adverse effect on the party sending the notice or its ability to consummate any of the transactions contemplated hereunder or under the Purchase Agreement or (iii) any material developments with respect to the Station or any material change in any of the information contained in the notifying party's representations and warranties set forth in this Agreement. No such notification shall relieve the notifying party of its obligations hereunder.

         (b) If the Option is exercised in accordance with Section 1.03 hereof, Buyer and Seller hereby agree to negotiate in good faith the Purchase Agreement and to enter into the same within 10 business days of Seller's deemed receipt of the Notice In addition, Buyer and Seller shall, as soon as practicable after the date hereof, proceed in good faith and as expeditiously as possible to enter into a Time Brokerage Agreement, Construction Loan Agreement, Tower Lease Agreement and Studio Lease Agreement, each consistent with the terms specified in Schedule 4.04 hereto and each containing such representations, warranties and covenants and such other terms and conditions, as are reasonable in these circumstances.

         (c) Each of the parties hereto covenants and agrees from the date hereof until the earlier of the execution of the Purchase Agreement and the expiration of the Option Period to (i) use their respective commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement; and (ii) not knowingly take any action or omit to take any action which will result in the


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                                       -9-

material violation by such party of any law applicable to this transaction or cause a material breach by it or any of its respective representations and warranties set forth in this Agreement.


               ARTICLE 5. CONDITIONS TO THE EXERCISE OF THE OPTION

         Section 5.1 Buyer's exercise of the Option is conditioned upon (unless Buyer, in its sole discretion, waives such conditions) (a) Seller's prior execution and delivery of the Tower Lease Agreement described on Schedule 4.04 hereto, (b) the Program Test Authority for the Station being granted on terms which are not materially different from those set forth in the construction permit for the Station as modified by Seller's application to relocate the Station's transmitter to Hobe Sound, Florida, (c) the representations and warranties of Seller set forth herein shall be true and correct in all material respects and Seller shall have, in all material respects, performed its obligations and complied with its covenants set forth in this Agreement to be performed or complied with on or prior to the end of the Option Period and (d) there shall not exist a condition at the Station which would permit Buyer to terminate the Time Brokerage Agreement described on Schedule 4.04 hereto. If Buyer does not exercise the Option due to the failure of either or both of such conditions, Buyer shall be entitled to all proceeds of the Escrow Account.


                           ARTICLE 6. INDEMNIFICATION

         Section 6.1 Indemnification. (a) Seller agrees to indemnify and hold harmless Buyer from and against, and to reimburse Buyer with respect to, any and all loss, damage, liability, cost and expense, including reasonable attorneys, fees, incurred by Buyer by reason of or arising out of or in connection with (i) a material breach by Seller of any representation or warranty contained in this Agreement, (ii) the failure of Seller to perform any agreement required by this Agreement to be performed by Seller, unless such performance was or is prohibited by law or by court order or such failure to perform is permitted by the terms of such agreement, (iii) any claims, actions, suits, proceedings or investigations involving Seller arising out of any matter, or (iv) any Taxes of Seller of any nature whatsoever (including, without limitation, all federal, state, county, local, foreign and other income taxes, estimated taxes, excise taxes, sales taxes, use taxes, transfer taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties assessable against or payable by Seller, whether or not measured in whole or in part by net income), together with any related penalties and interest. Seller also agrees to file or cause to be filed all reports, returns or other information required to be supplied to a taxing authority (or the partners of Seller) with respect to taxable periods of Seller ending on or before the date


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hereof. Seller also agrees to pay Buyer interest on any amount owed by Seller to
Buyer pursuant to this Section 6.01 from the date of the event giving rise to Seller's indemnification obligation pursuant to this Section 6.01, at a rate per annum equal to the so-called "prime rate" as announced from time to time by The Bank of New York, but not higher than the maximum interest rate legally payable under the laws of the State of Florida. Buyer agrees to give prompt notice to Seller of the existence of any claim for indemnification, and Seller shall have the right to participate in and, with the consent of Buyer, which consent shall not be unreasonably withheld or delayed, to control the contest and defense of any such claim at its own cost and expense, including the cost and expense of attorneys' fees in connection with such contest and defense.

         (b) Buyer agrees to indemnify and hold harmless Seller from and against and to reimburse Seller with respect to, any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees, incurred by Seller by reason of or in connection with (i) a material breach by Buyer of any representation or warranty contained in this Agreement, (ii) the failure of Buyer to perform any agreement required by this Agreement to be performed by Buyer, unless such performance was or is prohibited by law or by court order, or such failure to perform is permitted by the terms of such agreement, (iii) any claims, actions, suits, proceedings or investigations involving Buyer arising out of any matter, or (iv) any Taxes of Buyer of any nature whatsoever (including, without limitation, all federal, state, county, local, foreign and other income taxes, estimated taxes, excise taxes, sales taxes, use taxes, transfer taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties assessable against or payable by Buyer, whether or not measured in whole or in part by net income), together with any related penalties and interest. Buyer also agrees to pay to Seller interest on any amount owed by Buyer to Seller pursuant to this Section 6.01 from the date of the event giving rise to Buyer's indemnification obligation pursuant to this Section 6.01, at a rate per annum equal to the so-called "prime rate" as announced from time to time by The Bank of New York, but not higher than the maximum interest legally payable under the laws of the State of Florida. Seller agrees to give prompt notice to Buyer of the existence of any claim for indemnification, and Buyer shall have the right to participate in and, with the consent of Seller, which consent shall not be unreasonably withheld or delayed, to control the contest and defense of any such claim at its own cost and expense, including the cost and expense of attorneys' fees in connection with such contest and defense.


                            ARTICLE 7. MISCELLANEOUS

         Section 7.1 Survival. All statements, certifications, indemnifications, representations and warranties made herein by the parties to this Agreement, and their respective obligations


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                                      -11-

to be performed pursuant to the terms hereof, shall survive for a period of 15 months from the end of the Option Period, notwithstanding any examination by or on behalf of any party hereto, notwithstanding any notice of a breach or of a failure to perform not waived in writing and notwithstanding the consummation of the transactions hereby contemplated with knowledge of such breach or failure.

         Section 7.2 Notices. All notices and other communications hereunder shall be in writing, including by facsimile, and shall be deemed to have been duly delivered and received (i) on the date of personal delivery; (ii) on the fifth day after deposit in the U.S. mail if mailed by registered or certified mail, postage prepaid and return receipt requested; (iii) on the day after delivery to a nationally recognized overnight courier service if sent for next morning delivery; or (iv) when dispatched by facsimile transmission (with the facsimile transmission confirmation being deemed conclusive evidence of such dispatch); if intended for Buyer, shall be addressed as follows:

                  American Radio Systems Corporation
                  116 Huntington Avenue
                  Boston, Massachusetts  02116
                  Attn: Michael B. Milsom, Esq.
                        Vice President & General Counsel
                  Facsimile:  (617) 375-7575

with a copy to:

                  Howard J. Braun, Esq.
                  Rosenman & Colin LLP
                  1300 l9th Street, NW
                  Washington, DC  20036
                  Facsimile:  (202) 429-0046

or at such other address of which Buyer shall have given notice to Seller in the manner herein provided; if intended for Seller, shall be addressed as follows:

                  Jupiter Radio Partners
                  c/o Ms. Tricia Dahlin
                  Vice President/Controller
                  InterMart Broadcasting
                  4801 Deltona Drive
                  Punta Gorda, FL  33950
                  Facsimile:   (941) 639-6742

with a copy to:

                  Howard A. Topel, Esq.
                  Mullin, Rhyne, Emmons & Topel, P.C.
                  1225 Connecticut Avenue, NW
                  Suite 300
                  Washington, DC  20036
                  Facsimile:   (202) 872-0604
or at such other address of which Seller shall have given notice to Buyer in the manner herein provided.

         Section 7.3 Merger; Waiver and Modification. All prior or contemporaneous agreements, contracts, promises, representations and statements, if any, between the parties hereto, or their representative, are merged into this Agreement and this Agreement, together with the schedules and exhibits hereto, constitute the entire agreement between them. No waiver or modification of the terms hereof shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth.

         Section 7.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, administrators, executors, successors and assigns. No party may assign its rights and interest under this Agreement without the prior written consent of the other party hereto; provided, however, that Buyer may assign its rights under this Agreement to a third party provided further, however that Buyer agrees to remain liable to Seller for the satisfactory performance of the assignee's obligations (and the obligations of any future assignee) under this Agreement and the Purchase Agreement.

         Section 7.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

         Section 7.6 Captions. The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.

         Section 7.7 Choice of Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida applicable to contracts made and to be performed wholly within said State without giving effect to conflict of laws principles thereof.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement the day and year first above written.

                                       AMERICAN RADIO SYSTEMS CORPORATION



                                       By:________________________________
                                          Name:
                                          Title:


                                       JUPITER RADIO PARTNERS

                                       By:________________________________
                                          Name:
                                          Title:  Partner

                                  Schedule 1.03


         1. Purchase Price. Subject to adjustments to reflect proration of all taxes and assessments, utility bills, and all other ongoing costs of operating the Station, the Purchase Price shall be the C2 Purchase Price or the C3 Purchase Price (as such terms are defined below), determined as follows:

                  (a) If, as of the date (the "Closing Date") of the closing (the "Closing") of the transactions contemplated under the Purchase Agreement, the FCC shall have approved an application or other filing granting, on the terms and conditions requested, the allocation of a Class C2 channel to Hobe Sound or Jupiter, Florida for the operation of the Station (the "Upgrade Event") and such approval is not subject to administrative or judicial review (a "Final Consent"), the purchase price shall be Eleven Million Dollars ($11,000,000.00) or the appraised value of the Station operating pursuant to Program Test Authority or-a License as a Class C2 facility (the "C2 Appraised Value"), whichever is less (the "C2 Purchase Price"), payable at the Closing.

                  (b) If, as of the Closing Date, a Final Consent  approving the
         Upgrade Event has not been granted, Buyer shall pay at the Closing, subject to delivery of the Escrow Fund, Seven Million Dollars ($7,000,000.00) or the appraised value of the Station operating pursuant to Program Test Authority or a License as a Class C3 facility (the "C3 Appraised Value"), whichever is less (the "C3 Purchase Price"). Within five business days after a Final Consent approving the Upgrade Event, Buyer shall make an additional payment to Seller (the "Upgrade Payment") in the amount of the difference between the C2 Purchase Price and the C3 Purchase Price. If a Final Consent approving the Upgrade Event is not granted, the Purchase Price shall be deemed to be the C3 Purchase Price and Buyer shall have no obligation to pay any additional amounts with respect thereto.

                  (c) The C2 Appraised Value and the C3 Appraised Value shall be the fair market value of the Station (exclusive of debt or other discounts) operating as a Class C2 facility or a Class C3 facility, respectively, as determined by an appraiser selected by Seller, upon the consent of the Buyer, which consent shall not be unreasonably withheld or delayed. The appraisal to determine the value of the Station as a Class C2 or Class C3 facility shall be performed prior to the filing of the application to approve Seller's assignment of its FCC permits or licenses to Buyer. If a Final Consent approving the Upgrade Event shall not have been granted at the time of the filing of said application, Seller shall cause the appraiser selected in accordance with this paragraph (c) to establish both a C2 Appraised Value and a C3 Appraised Value.

         2. Closing. The closing under the Purchase Agreement shall occur on a mutually acceptable date within 10 days after the FCC's consent to the assignment of the Station's license from Seller to Buyer has become final, i.e., no longer subject to administrative or judicial appeal, reconsideration, review, recall, or stay.

         3. Expenses; Fees. Each party shall bear the cost of its own legal and accounting fees in connection with the Purchase Agreement. FCC filing fees shall be divided equally between the parties. Buyer shall be responsible for the brokerage fee of Blackburn & Company, and shall hold Seller harmless from any claims of brokerage fees from any other parties.

         4. FCC Application. Seller shall have filed an application with the FCC (or an amendment to any pending application, as may be required) to operate its broadcasting facilities from the American Tower Systems tower at Hobe Sound, Florida as a Class C3 FM Station, authorized to serve Jupiter, Florida.

                                Schedule 2.01(a)


         Seller's Partnership Agreement contains provisions relating to (i) the relative interests of each Partner in the Partnership including, but not limited to, dilution and augmentation of partnership interests, and (ii) a right of first refusal among the partners to acquire partnership interests in the Partnership.

                                Schedule 2.01(g)


1. Seller has pending with the FCC an application for modification of the Station's construction permit (FCC File No. BMPH-960111IN). An informal objection to this application was filed on May 9, 1996, to which Seller filed an opposition on June 10, 1996.

         Following execution of the Agreement, Seller will amend its pending application to specify the American Tower Systems tower at Hobe Sound, Florida, which will remove the grounds for the informal objection to the application.

2. Seller has pending with the FCC a Petition for Rulemaking, filed July 29, 1996, to delete Channel 288C3 from Jupiter, Florida, and to allot Channel 288C2 to Hobe Sound, Florida.

                                  Schedule 4.04

                              Ancillary Agreements


         1. Tower Lease Agreement. Seller shall enter into an agreement with American Tower Systems, Inc. ("ATS") to lease space on ATS's Hobe Sound Tower (and sufficient space in ATS's building at the tower site) for the installation, operation and maintenance of Seller's antenna at a height of Eight Hundred (800) feet above mean sea level for a Class C2 operation or at One Thousand (1,000) feet above mean sea level for a Class C3 operation, a studio-transmitter-link antenna, and related equipment at the rate of Eight Thousand Dollars ($8,000) per month, with annual escalations of Five Percent (5%). The initial term of the lease shall commence on the date the Station begins operation pursuant to program test authority and shall be for a period of ten (10) years, renewable at Seller's written request for successive additional ten (10) year terms.

         2. Construction Loan Agreement. Seller and Buyer (or its designee) shall enter into a construction loan agreement, pursuant to which Buyer (or its designee) will provide debt financing to Seller for the amount of Seller's Construction Costs. Subject to waiver by Buyer, Seller shall expend no less than One Hundred Fifty Thousand Dollars ($150,000) to construct the Station. The amount actually expended by Seller shall be known as "Seller's Construction Costs." Buyer shall be responsible for reasonable costs in excess of the Seller's Construction Costs required to construct the Station.

         3. Studio Lease Agreements. Seller and Buyer (or its designee) shall enter into a lease agreement, pursuant to which Buyer (or its designee) shall lease to Seller studio and office space (not to exceed 500 square feet) in West Palm Beach, Florida at a monthly rental at the same rate currently paid by Buyer in the West Palm Beach market but not to exceed Twelve Dollars ($12.00) per square foot per year. Buyer will provide Seller with space for a main studio within the Station's 3.16 mV/m predicted contour.